UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2011

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Wind Works Power Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section  1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On August 3, 2011 we entered into a Bridge Loan Agreement with an Investor (the “Investor”) in connection  with the financing of our Thunder Spirit wind energy park located in Adams, County North Dakota. Wind Works owns a 75% non-dilutive percentage of the project.

The financing includes $1.93 million to fund development costs in order to get the project shovel-ready.  The funding also provides Wind Works with an $18.7 million line of credit  to install required interconnection with the power grid operator, the Midwest independent System Operator (Midwest ISO) power market.

In connection with the financing, the Company issued a convertible debenture with a Maturity Date of January 31, 2013.  Interest and principal will be due on the Maturity Date.  The investor may, in its sole and absolute discretion, earn a 49% interest in the project if the investor elects to convert the debt into equity.  If the investor chooses to exercise its conversion rights, Wind Works may repurchase the investor’s equity interest upon 30 days notice.

Connection into the Midwest ISO power market will be subject to completion of the facilities study.

The Investor has in the past funded several wind energy project for Wind Works.

On August 5, 2011 we entered into a 50/50 joint venture agreement with Aquavent to build a high voltage, 110kV substation  near our Burg 1 project in Germany.

The intent of the agreement is to provide a substation interconnect for the Wind Works’ 100% owned Wind Park Burg I and II projects totaling 10 megawatts (MW).  Wind Park Burg I is fully permitted.  Construction is anticipated to commence in the fall of 2011 while the Wind Park Burg II financing is expected to commence in the fall of 2012, subject to permitting.

The anticipated cost for the financing is $2.1 million and will be financed by existing debt and equity financing.  The substation  will be available to connect  Wind Park Burg I and II.  The substation will also be available for Aquavest with an anticipated 20 MW.

Item 9.02 Financial Statements and Exhibits.

Exhibit 99.1   Press Release:  Thunder Spirit Financing

Exhibit 99.2   Press Release:  Aquavent Joint Venture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 9, 2011

Wind Works Power Corp.
By:	/s/Ingo Stuckmann
Ingo Stuckmann, CEO